EXHIBIT 10.5

October 13, 2011

PERSONAL & CONFIDENTIAL
Mr. Duncan Nightingale
c/o Gran Tierra Energy Inc.
300, 625-11th Avenue SW
Calgary, AB T2R 0E1

Dear Duncan:

RE:	AMENDMENT TO EXPATRIATE ASSIGNMENT AGREEMENT TO GRAN TIERRA ENERGY COLOMBIA LTD. (“GTEC”) DATED DECEMBER 7, 2010 (“EXPATRIATE AGREEMENT”) RE: PROMOTION TO PRESIDENT OF GRAN TIERRA ENERGY, COLOMBIA

We are very pleased that you have accepted the promotion to President of Gran Tierra Energy, Colombia effective August 17, 2011. You will continue to remain an employee of Gran Tierra Energy Inc. (“GTEI”), on secondment to GTEC, and will be considered on an international assignment to Bogotá, Colombia. This letter states the amendments to the Expatriate Agreement effective with your promotion.

Please note that this assignment is conditional on you maintaining all necessary permits and approvals to work in Colombia, including a valid Work Permit and Residency Visa by the applicable Colombia authorities. This assignment is also conditional on you continuing to comply with all Canadian and Colombia laws and regulations, including all tax and social security laws and regulations.

1.	EFFECTIVE DATE OF AMENDMENT: August 17, 2011

2.	POSITION: President of Gran Tierra Energy, Colombia (Duties and Responsibilities attached as Schedule A).

3.	DURATION: No change.

4.	REPORTING TO: Chief Operating Officer, Calgary.

5.	COMPENSATION:

A.
Your total annual base salary will be CDN$300,000 (inclusive of 13.5 monthly payments and all extra-legal payments) effective August 17, 2011.   Your base salary will be reviewed on an annual basis as part of the normal salary planning process.   A hypothetical tax of 35% will be deducted from your base pay.

B.
Your Short Term Incentive Bonus (STI) target is 60%.  Your STIP weighting is 30% Corporate, 30% Individual, and 40% Business Unit.  A hypothetical tax rate of 39% will be deducted from any bonus paid because this is the highest marginal tax bracket for Alberta, Canada.

C.	Long Term Incentive Plan (LTIP): You are eligible for the Long Term Incentive Plan (LTIP) at the country president level.

D.	Expatriate benefits package: No change.

E.	Out-of-country health care coverage: No change.

F.	Hardship Location Payment: No change (remains at 20%, but paid on new annual base salary).

G.	Goods and Services Differential: Increased to CDN$45,348 per year.

H.	Vacation of 5 weeks per year: No change.

I.	Leased company vehicle with escort driver: No change.

J.	A club membership at the El Rancho Club: No change.

These compensation components are based on the currently existing terms and conditions applicable to employees of your position in Canada and Colombia and will be reviewed annually. GTEI retains the right to amend, change or discontinue any policy or program as it deems necessary. The changes will apply to you in the same manner as they apply to other employees.

6.	BOGOTÁ ACCOMMODATION: Your accommodation allowance of CDN$9506.00 per month remains as per previous agreement.

7.	CALGARY PROPERTY MANAGEMENT FEES: No change.

8.	STORAGE: GTEI will reimburse you up to CDN$500.00 per month for storage fees incurred in Calgary.

9.	TAXATION: No change, except KPMG LLP will prepare your Canadian and Colombian income tax filings.

10.	HOME VISITS: No change.

11.	BOGOTÁ SETTLEMENT ALLOWANCE: No change.

12.	SHIPPING: No change.

13.	LANGUAGE TRAINING: No change.

14.	REPATRIATION: No change.

Except for the amendments stated here the Expatriate Agreement remains in full force and effect.

Sincerely,

/s/ Shane O’Leary

Shane O’Leary
Chief Operating Officer

I accept the above terms and conditions: /s/ Duncan Nightingale                                                                                                            Date October 14, 2011

Schedule A

PRESIDENT OF GRAN TIERRA ENERGY COLOMBIA

Duties and Responsibilities

•	Create value by growing reserves and production in a safe, environmentally and socially responsible manner.

•	Evaluate and capture new business opportunities through land acquisition, farmins, partnerships, and merger & acquisition activities.

•	Recruit and retain key talent and develop strong expertise in the organization.

•	Maintain strong relationships with government authorities, industry, community, investors, and GranTierra Energy Inc head office.